AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This Agreement and Plan of Merger ("Agreement") is made as of the 8thday of October, 1999, by and among Internet Cable Corporation, a Nevada corporation ("Parent") with a place of business at 263 King Street, 2nd Floor, Charleston, South Carolina 29401; ICC Acquisition Corp., a Delaw11are corporation and a wholly-owned subsidiary of Parent ("Subsidiary") whose address is 1209 Orange Street, Wilmington, Delaware 19801, CAD Consultants, Inc., a New Jersey corporation ("CAD") with a place of business at 322 Route 46W, Parsippany, New Jersey 07054; and Craig Lerman individually as the sole shareholder of CAD ("Shareholder") who resides at 82 Ridge Drive, Livingston, New Jersey 07039. Parent, Subsidiary, CAD and Shareholder are referred to individually as a "Party" and collectively as the "Parties."

                                    PREAMBLE

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the New Jersey Business Corporation Act ("New Jersey Law"), Subsidiary will be merged with and into CAD (the "Merger"); and

         WHEREAS, this Agreement constitutes a plan of merger pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         (a) THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with New Jersey Law, at the Effective Time (as herein defined) Subsidiary shall be merged with and into CAD, the separate existence of Subsidiary shall cease and CAD shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         (b) CONSUMMATION OF THE MERGER. Subject to the satisfaction of the conditions set forth in Article 7 herein (the "Closing Conditions"), the consummation of the Merger will take place as promptly as practicable after the satisfaction or waiver of the Closing Conditions. The closing (the "Closing") shall be held at the offices Gersten, Savage & Kaplowitz, LLP, 101 East 52nd Street, New York, New York 10022 within ninety (90) days from the execution of this Agreement, unless such other time and place is agreed to in writing by the Parties hereto. The date on which the Closing occurs is the "Closing Date."

         (c) EFFECTIVE TIME. As promptly as practicable after the Closing, the Parties shall cause the Merger to be consummated by filing, and the Merger shall become effective immediately upon the filing, of (i) a certificate of merger with the Secretary of State of the State of New Jersey (the "NJ Merger Certificate") in substantially the form annexed hereto as Exhibit 1, executed in accordance with the relevant provisions of New Jersey Law; and (ii) a certificate of merger with the Secretary of State of the State of Delaware (the "DE Merger Certificate") annexed hereto as Exhibit 2, executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware. The NJ Merger Certificate and the DE Merger Certificate are collectively referred to as the "Merger Certificates." The date and time of such filings are referred to as the "Effective Time." The date on which the Effective Time occurs is referred to as the "Effective Date."

         (d) EFFECT OF THE MERGER. At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of New Jersey Law. The corporate existence of CAD, as the Surviving Corporation, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Corporation, it shall be governed by the laws of the State of New Jersey and succeed to all rights, assets, liabilities and obligations of Subsidiary in accordance with New Jersey Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of CAD and Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of CAD and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The separate existence and corporate organization of Subsidiary shall cease at the Effective Time and thereafter Subsidiary and CAD shall be a single corporate entity, to wit, CAD.

         (e) CERTIFICATE OF INCORPORATION; BY-LAWS. At and after the Effective Time, the Certificate of Incorporation and By-Laws of CAD, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that, as provided in the Certificate of Merger, paragraph 4(a) of CAD's Certificate of Incorporation shall be amended to read as follows:

         "(a) The total number of shares of capital stock which the corporation is authorized to issue is 1,000 shares, all of which shall be shares of Common Stock and shall have a par value of $.01 per share."

         (f) DIRECTORS AND OFFICERS. At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the individuals named in Exhibit 3 hereto, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         (g) FURTHER ACTIONS. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment or assurances or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Subsidiary acquired or to be acquired by reason of or as a result of the Merger, Subsidiary and its officers and directors in office immediately prior to the Effective Time shall and will execute and deliver all such proper deeds, assignments and assurances and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purpose of this Agreement, and the officers of the Surviving Corporation are fully authorized in the name of Subsidiary or otherwise to take any and all such action with the same effect as if such persons were officers of Subsidiary.

                                    ARTICLE 2
                                PURCHASE AND SALE

         (a) SALE OF SHARES. At the Closing, Shareholder shall sell all of his one-hundred (100) shares of CAD common stock, no par value per share, ("CAD Shares") to Parent and shall deliver to Parent stock certificates representing such CAD Shares, duly endorsed in blank or with duly executed stock powers attached, in proper transfer, with all signatures guaranteed and with appropriate transfer stamps, if any, affixed at the expense of Shareholder, free and clear of any lien or other encumbrance.

         (b) CONSIDERATION FOR THE SHARES. At the Closing in consideration for the CAD Shares, Parent shall: (i) issue four-hundred-fifty-thousand (450,000) shares of common stock, $.001 par value per share, of Parent ("ICC Shares") to Shareholder; and (ii) pay Shareholder one-hundred-seventy-seven-thousand-five-hundred United States dollars (US$177,500.00) less the aggregate dollar amount Total Liabilities exceeds Total Assets as of the Closing Date. Total Assets and Total Liabilities are defined in Article 4(t) of this Agreement.

                                    ARTICLE 3
                 DELIVERIES BY THE PARTIES; CERTAIN DEFINITIONS

         (a) DELIVERIES BY THE PARTIES. It shall be a condition to obligations of Parent and Subsidiary to close that, at the Closing, CAD and Shareholder shall have delivered or caused to be delivered to Parent the closing documents listed in Article 7 herein. It shall be a condition to the obligations of CAD and Shareholder to close that, at the Closing, Parent and Subsidiary shall have delivered or caused to be delivered to CAD and Shareholder the closing documents listed in Article 7 herein.

         (b) FURTHER ASSURANCES. At or after the Closing, CAD, Shareholder, Parent and Subsidiary shall prepare, execute, and deliver such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement.

         (c) CERTAIN DEFINED TERMS. In this Agreement:


            (i) Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. Any agreement, instrument, lease, note, debenture, indenture, action, proceeding, inquiry or investigation shall be deemed to be material if disclosure thereof would be required pursuant to the Securities Act of 1933, as amended (the "Securities Act").

            (ii) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities shall be broadly construed to mean any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity or group of entities.

            (iii) Any reference to a Party's "knowledge" means the actual knowledge of such Party's executive officers and management.

            (iv) Any reference to "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

               (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), and

               (B) any liability for the payment of any amounts of the type described in clause (A) of this Article 3(c)(iv) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

               (C) any liability for the payment of any amounts of the type described in clauses (A) or (B) of this Article 3(c)(iv) as a result of any express or implied obligation to indemnify any other person.

            (v) "Tax Return" shall mean any return, statement, report or form including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

                                    ARTICLE 4
              REPRESENTATIONS AND WARRANTIES OF CAD AND SHAREHOLDER

         Except as set forth in the Schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Parent, CAD and Shareholder hereby jointly and severally represent and warrant to Parent and Subsidiary as follows:

         (a) ORGANIZATION, STANDING, AND POWER. CAD is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. CAD is duly qualified to do business as a foreign corporation doing business in the each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. CAD does not own any shares of capital stock of any corporation and it does not have any other ownership interest in any partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively, such ownership interests including capital stock, "Equity Interests" and each an "Equity Interest").

         (b) CAPITALIZATION.

            (i) The authorized capital stock of CAD consists of two-thousand-five- hundred (2,500) shares of common stock, no par value per share ("CAD Common Stock"). As of the date of this Agreement, there are one-hundred (100) issued and outstanding shares of CAD Common Stock and two-thousand-four-hundred (2,400) shares of CAD Common Stock held as treasury shares. No shares of the capital stock of CAD have been reserved for issuance to any person, and there are no outstanding rights, warrants, options or agreements for the purchase of capital stock from CAD except as provided in this Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of CAD. The outstanding shares of CAD Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and Federal securities laws.

         (c) AUTHORITY FOR AGREEMENT. The execution, delivery, and performance of this Agreement by CAD has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of CAD enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by CAD will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, CAD's Certificate of Incorporation or By- Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which CAD is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to CAD except for the Replacement Promissory Note discussed in Schedule 4(e) attached hereto and except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

         (d) GOVERNMENTAL CONSENT. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of CAD in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

         (e) FINANCIAL STATEMENTS.

            (i) CAD has furnished to Parent a true, correct and complete copy of CAD's unaudited balance sheet and accompanying income statement and statement of cash flow as of June 30, 1999 (the "CAD Unaudited Financial Statements"), CAD's audited balance sheet and the accompanying income statement and statement of cash flow for the fiscal year ended December 31, 1998 (the "CAD Audited Financial Statements"), as well as audited financial statements for the two (2) fiscal years prior to 1998. Except as set forth in Schedule 4(e) hereto and/or as otherwise disclosed in writing to Parent, the CAD Unaudited Financial Statements and the CAD Audited Financial Statements fairly present the consolidated financial condition of CAD and the results of its operations and cash flows as of the dates thereof, and have been prepared in accordance with United States generally accepted accounting principles consistently applied. The CAD Unaudited Financial Statements and the CAD Audited Financial Statements include all adjustments necessary to present fairly the information for such period.

            (ii) To the knowledge of CAD, except as disclosed in the CAD Unaudited Financial Statements and the CAD Audited Financial Statement, there has been no Material Adverse Change in the financial condition, operations or business of CAD since June 30, 1999.

            (iii) Except as set forth in Schedule 4(e) hereto or as otherwise disclosed in the CAD Unaudited Financial Statements and the CAD Audited Financial Statements, CAD does not have any material liabilities, contingent or otherwise, liability for taxes, or commitments extending for over one (1) year and requiring the expenditure of more than one-hundred-fifty- thousand United States dollars (US$150,000) in the aggregate.

         (f) LITIGATION. Except as disclosed in Schedule 4(f) to this Agreement and in the CAD Unaudited Financial Statements and the CAD Audited Financial Statements, CAD has not received notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against CAD, which, would have a materially adverse effect upon CAD's financial position or results of operations.

         (g) INTERESTED PARTY TRANSACTIONS. CAD is not indebted to any officer or director of CAD (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to CAD, except as set forth in Schedule 4(g) to this Agreement or as otherwise disclosed in the Cad Unaudited Financial Statements.

         (h) TITLE TO PROPERTIES; LIENS. CAD does not own any real property except as disclosed in Schedule 4(h) to this Agreement. All of the assets of CAD are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed in Schedule 4(h) to this Agreement, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of any lessor with respect to capital lease obligations disclosed in Schedule 4(h) to this Agreement, (iv) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (v) liens which arise by operation of law.

         (i) MATERIAL CONTRACTS. Except for: (i) contracts with clients and other contracts executed by CAD in the ordinary course of business; (ii) employment agreements with officers; and (iii) other material contracts which are listed on Schedule 4(i) to this Agreement, CAD is not a party to or bound by any material indenture, lease, license, loan agreement, other agreement or other instrument.

         (j) COMPLIANCE. CAD is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws, or any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to CAD where the failure of compliance would have a Material Adverse Effect. To the knowledge of CAD and Shareholder, CAD has complied in all material respects with all laws and regulations applicable to its business, except as otherwise disclosed in writing to Parent.

         (k) LABOR RELATIONS. CAD is not a party to any collective bargaining agreement and, to CAD's and Shareholder's knowledge, no organizational efforts are presently being made with respect to any of its employees. To CAD's and Shareholder's knowledge, CAD has complied in all material respects with all applicable laws [including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA")], and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

         (l) TAX RETURNS AND PAYMENT. CAD has filed all material Tax Returns required by it and have paid all Taxes shown thereon to be due, except as reflected in the CAD Unaudited Financial Statements and the CAD Audited Financial Statements and except for Taxes being contested in good faith. Except as disclosed in the CAD Unaudited Financial Statements and the CAD Audited Financial Statements, there is no material claim for Taxes that is a lien against the property of CAD other than liens for taxes not yet due and payable. CAD has not received notification of any audit of any Tax Return of CAD being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by CAD which is currently in effect, and CAD is not a party to any agreement, contract or arrangement with any Tax Authority, which may result in the payment of any material amount in excess of the amount reflected on the CAD Unaudited Financial Statements and the CAD Audited Financial Statements.

         (m) INTELLECTUAL PROPERTY. CAD has title to all material patents, trademarks or trade secrets and computer software, or adequate licenses and rights to use patents, trademarks, copyrights, trade names or trade secrets and computer software of others necessary to the conduct of its business. The business of CAD is being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to CAD's and Shareholder's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by CAD.

         (n) ENVIRONMENTAL MATTERS. To the knowledge of CAD and Shareholder: (i) CAD has obtained all material permits and licenses which are required in connection with its business under all applicable laws and regulations relating to pollution or protection of the environment (the "Environmental Laws") and is in material compliance therewith; (ii) CAD has at all times conducted its business in material compliance with all Environmental Laws and CAD has not received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to CAD's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against CAD, arising under any Environmental Laws; and (iv) there do not exist, and at no time since CAD acquired any premises leased or used by it, have there existed any conditions that CAD and Shareholder believe would require remediation by CAD under any Environmental Laws.

         (o) OPERATION SINCE THE BALANCE SHEET DATE. Since June 30, 1999, except as contemplated by this Agreement or the CAD Unaudited Financial Statements,
CAD:

            (i) has operated its business substantially as it was operated prior to that date and only in the ordinary course;

            (ii) has not declared or otherwise become liable with respect to any dividend or distribution of cash, assets or capital stock;

            (iii) has maintained or kept current its books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

            (iv) has not made any capital expenditure, commitment or investment other than in the ordinary course of business.

         (p) EMPLOYMENT AGREEMENTS. Schedule 4(p) to this Agreement lists each employment agreement between CAD and any director, officer or employee of CAD and copies of all such agreements have been provided to Parent prior to the date hereof. Except as provided in such employment agreements, all other employees of CAD are terminable at will without expense or liability to CAD. Except as provided in such employment agreements listed on Schedule 4(p) attached hereto, all other employees of CAD are employees "at will."


         (q) WARRANTY CLAIMS. To CAD's and Shareholder's knowledge, there are no pending or threatened material claims against CAD for any work performed for any client, including but not limited to, any services rendered under any warranties.

         (r) BROKERS' AND FINDERS' FEES. CAD has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         (s) BOARD APPROVAL. The Board of Directors of CAD has approved this Agreement, subject to Stockholder approval.

         (t) ASSETS AND LIABILITIES. As of June 30, 1999 as reflected in the CAD Unaudited Financial Statements, the aggregate assets of CAD (the "Total Assets") shall be equal to or greater than the aggregate liabilities of CAD, excluding approximately four-hundred-fifty-thousand United States dollars (US$450,000.00) owed to Shareholder and Richard Dvorin in the aggregate (the "Total Liabilities").

         (u) FULL DISCLOSURE. The CAD Unaudited Financial Statements and the CAD Audited Financial Statements and the representations and warranties of CAD and Shareholder contained in this Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         (v) SURVIVAL. Each of the foregoing representations, warranties and covenants shall survive the Closing for a period of two (2) years.

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

         Except as set forth in the Schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to CAD and Shareholder, Parent and Subsidiary hereby jointly and severally represent and warrant to CAD and Shareholder as follows:

         (a) ORGANIZATION, STANDING, AND POWER. Parent and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and the State of Delaware, respectively, and each of Parent and Subsidiary has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of Parent and Subsidiary is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Parent has no subsidiaries except for Subsidiary. Parent does not own any Equity Interests other than the shares of capital stock of Subsidiary. Subsidiary does not own any Equity Interest in any other entity.

         (b) CAPITALIZATION.

            (i) The authorized capital stock of Parent consists of fifty-five-million (55,000,000) shares of common stock, $.001 par value per share ("ICC Common Stock") and five- million (5,000,000) shares of preferred stock, $.001 par value per share ("ICC Preferred Stock"). As of September 23, 1999, there were seven-million-seven-hundred-six-thousand-three-hundred-sixty-one (7,706,361) issued and outstanding shares of ICC Common Stock and no issued or outstanding shares of ICC Preferred Stock. Except for three-million-eight-hundred-sixty-three- thousand (3,863,000) shares of ICC Common Stock reserved for issuance, consisting of two-million (2,000,000) shares of ICC Common Stock reserved for issuance upon exercise of options available for grant under the 1999 Stock Option Plan of which eight-hundred-ninety-thousand (890,000) of such options have been granted and one-million-eight-hundred-sixty-three-thousand (1,863,000) shares of ICC Common Stock reserved for issuance upon exercise of warrants, no shares of capital stock of Parent have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Parent except as provided in this Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Parent. The outstanding shares of ICC Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all Federal and state securities laws.

            (ii) The authorized capital stock of Subsidiary consists of one-thousand (1,000) shares of common stock ("Subsidiary Stock"). As of the date hereof, there were one- thousand (1,000) issued and outstanding shares of Subsidiary Stock, all of which are owned by Parent. No shares of Subsidiary Stock have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Subsidiary. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Subsidiary. The outstanding shares of Subsidiary Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and Federal securities laws.

         (c) AUTHORITY FOR AGREEMENT. The execution, delivery and performance of this Agreement by Parent and Subsidiary has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of Parent and Subsidiary enforceable against them in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Parent and Subsidiary will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, their Certificates of Incorporation or their By-Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Parent or Subsidiary is a party or by which they or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Parent or Subsidiary except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

         (d) ISSUANCE OF ICC SECURITIES. The shares of ICC Common Stock issuable to Shareholder pursuant to this Agreement have been duly authorized and reserved for issuance, and, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights or other rights of stockholders of Parent.

         (e) GOVERNMENTAL CONSENT. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Parent or Subsidiary in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

         (f) SEC DOCUMENTS; FINANCIAL STATEMENTS.

            (i) Parent has furnished to CAD and Shareholder a true, correct and complete copy of each statement, report, and other document filed with the SEC by Parent since December 31, 1998, and Parent will furnish CAD and Shareholder a true, correct and complete copy of any additional documents filed with the SEC by Parent prior to the time of Closing. The documents filed by Parent with the SEC or delivered to Parent pursuant to this Agreement are referred to as the "ICC SEC Documents." Parent shall use its best efforts to file all statements, reports and other documents with the SEC on an ongoing basis, to satisfy the public information condition set forth in Rule 144(c) promulgated under the Securities Act.

            (ii) Parent's and Subsidiary's balance sheet for the years ended June 30, 1998 and 1997 and their statements of operations, stockholders' equity and cash flows for the years then ended, together with the related notes (the "Parent Audited Financial Statements"), have been audited by Durland & Company, CPAs, P.A and restated by Alpren & Green, Certified Public Accountants. Parent's and Subsidiary's unaudited consolidated balance sheets at June 30, 1999 and their unaudited consolidated statements of operations and cash flows for the period then ended and the related notes (the "Parent Unaudited Financial Statements") have been delivered to CAD and Shareholder in the Form 10-KSB of Parent attached as Exhibit 7 to this Agreement. The Parent Audited Financial Statements and the Parent Unaudited Financial Statements (collectively, the "ICC Financial Statements") fairly present the financial condition of Parent and Subsidiary as of the balance sheet dates and the results of their operations and cash flows for the periods ended on such balance sheet dates in accordance with United States generally accepted accounting principles consistently applied. The Parent Unaudited Financial Statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

            (iii) To the knowledge of Parent, except as disclosed in the ICC Financial Statements and the ICC SEC Documents, there has been no Material Adverse Change in the financial condition, operations or businesses of Parent or Subsidiary since June 30, 1999.

         (g) LITIGATION. Except as disclosed in the ICC SEC Documents and the ICC Financial Statements, Parent and Subsidiary have not received notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against Parent or Subsidiary, which, if adversely determined, would have a Materially Adverse Effect upon Parent's financial position or results of operations.

         (h) INTERESTED PARTY TRANSACTIONS. Parent and Subsidiary are not indebted to any officer or director of Parent or Subsidiary (except for compensation and reimbursement of expenses), and no such person is indebted to Parent or Subsidiary, except as disclosed in the ICC SEC Documents or the ICC Financial Statements or Schedule 5(h) to this Agreement.

         (i) TITLE TO PROPERTIES; LIENS. Neither Parent nor Subsidiary owns any real property. All of the assets of Parent and Subsidiary, except those disposed of in the ordinary course of business, are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the ICC Financial Statements or the ICC SEC Documents, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of any lessor with respect to capital lease obligations disclosed on Schedule 5(i) to this Agreement, (iv) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (iv) liens which arise by operation of law.

         (j) MATERIAL CONTRACTS. Except for (i) exhibits to the ICC SEC Documents, (ii) contracts with clients and other contracts executed in the ordinary course of business, (iii) employment agreements with officers not required to be filed with the SEC, and (iii) other material contracts which are listed on Schedule 5(j) to this Agreement, neither Parent nor Subsidiary is a party to or bound by any material indenture, lease, license, loan agreement or other agreement or instrument.

         (k) COMPLIANCE. Neither Parent nor Subsidiary is in violation of any material term or provision of their Certificates of Incorporation or their By-Laws, or of any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to Parent or Subsidiary where, to the knowledge of Parent, the failure of compliance would have a Material Adverse Effect. To the knowledge of Parent, both Parent and Subsidiary have complied in all material respects with all laws and regulations applicable to their businesses, except as otherwise disclosed in writing to CAD and Shareholder.

         (l) LABOR RELATIONS. Neither Parent nor Subsidiary is a party to any collective bargaining agreement and, to Parent's knowledge, no organizational efforts are presently being made with respect to any of their employees. To Parent's knowledge, Parent and Subsidiary have complied in all material respects with all applicable laws including, but not limited to, ERISA and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

         (m) TAX RETURNS AND PAYMENT. Parent and Subsidiary have filed all material Tax Returns required by them and have paid all Taxes shown thereon to be due, except as reflected in the ICC Financial Statements and except for Taxes being contested in good faith. There is no material claim for Taxes that is a lien against the property of Parent or Subsidiary other than liens for taxes not yet due and payable. Parent and Subsidiary have not received notification of any audit of any Tax Return of Parent or Subsidiary being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by Parent or Subsidiary which is currently in effect, and Parent and Subsidiary is not a party to any agreement, contract or arrangement with any Tax Authority, which to Parent's knowledge may result in the payment of any material amount in excess of the amount reflected on the ICC Financial Statements.

         (n) INTELLECTUAL PROPERTY. Parent and Subsidiary have good title to all material patents, trademarks, trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of their businesses. The businesses of Parent and Subsidiary are being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to Parent's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by Parent and Subsidiary.

         (o) ENVIRONMENTAL MATTERS. To the knowledge of Parent: (i) Parent and Subsidiary have obtained all material permits and licenses which are required in connection with their businesses under all applicable Environmental Laws and are in material compliance therewith; (ii) Parent and Subsidiary have at all times conducted their businesses in material compliance with all Environmental Laws and neither Parent nor Subsidiary has received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to Parent's or Subsidiary's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against Parent and/or Subsidiary, arising under any Environmental Laws; and (iv) there do not exist, and at no time since Parent and Subsidiary acquired any premises leased or used by them (the "Subject Premises"), have there existed any conditions that Parent believes would require remediation by Parent or Subsidiary under any Environmental Laws.

         (p) OPERATION SINCE THE BALANCE SHEET DATE. Since June 30, 1999, except as contemplated by this Agreement, Parent and Subsidiary:

            (i) have operated their businesses substantially as they were operated prior to that date and only in the ordinary course;

            (ii) have not declared or otherwise become liable with respect to any dividend or distribution of cash, assets or capital stock, except for the issuance of shares of ICC Common Stock upon exercise of stock options;

            (iii) have maintained or kept current their books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

            (iv) have not made any capital expenditure, commitment or investment other than in the ordinary course of business.

         (q) EMPLOYMENT AGREEMENTS. Schedule 5(q) to this Agreement lists each employment agreement between Parent or Subsidiary and any director, officer or employee of Parent and Subsidiary and copies of all such agreements have been provided to CAD and Shareholder prior to the date hereof. Except as provided in such employment agreements, all other employees of Parent and Subsidiary are terminable at will without expense or liability to Parent.

         (r) WARRANTY CLAIMS. To Parent's knowledge, there are no pending or threatened material claims against Parent or Subsidiary for any work performed by any of them for any client, including, but not limited to, any services rendered under any warranties.

         (s) BROKERS' AND FINDERS' FEES. Neither Parent nor Subsidiary has incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         (t) BOARD APPROVAL. The Board of Directors of Parent has approved this Agreement.

         (u) FULL DISCLOSURE. The ICC SEC Documents, the ICC Financial Statements, and the representations and warranties of Parent and Subsidiary contained in this Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         (v) SURVIVAL. Each of the foregoing representations, warranties and covenants shall survive the Closing for a period of two (2) years.

                                    ARTICLE 6
                             REGISTRATION STATEMENT

            (a) FILING OF REGISTRATION STATEMENT. As soon as practical after the execution of this Agreement, Parent shall use its best efforts to prepare and file with the SEC a registration statement (the "Registration Statement") on the appropriate form covering the shares of ICC Common Stock issuable to Shareholder pursuant to Article 2(b) of this Agreement and shall use its best efforts to have such Registration Statement declared effective by the SEC.

            (b) MUTUAL COOPERATION. CAD and Shareholder shall provide to Parent and its counsel all documents, filings and any other relevant material that shall assist in the filing of the Registration Statement. CAD and Shareholder represent that all material contained in the Registration Statement that relates to CAD and shareholder will be correct in all material respects and will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading. Parent shall seek to file the Registration Statement with the SEC and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as possible.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

            (a) CONDITIONS PRECEDENT TO CAD'S, SHAREHOLDER'S, PARENT'S AND SUBSIDIARY'S OBLIGATIONS. The obligations of CAD, Shareholder, Parent and Subsidiary as provided in Articles 1 and 2 herein shall be subject to each of the following conditions precedent, unless waived in writing by CAD, Shareholder and Parent:

            (i) CONSENTS, APPROVALS. Parent, Subsidiary and CAD shall have obtained all consents and approvals of their respective Boards of Directors, and all material consents, including any consents and waivers by the Parties' respective lenders an other third parties if necessary, to the consummation of the transaction contemplated by this Agreement shall have been obtained. In addition, CAD shall have obtained all consents and approvals of Shareholder.

            (ii) ABSENCE OF CERTAIN LITIGATION. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for CAD, Shareholder or Parent, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

            (iii) EMPLOYMENT AGREEMENT. Parent shall have entered into an employment agreement (the "Employment Agreement") with Shareholder in substantially the form of Exhibit 4 to this Agreement.

         (b) CONDITIONS PRECEDENT TO PARENT'S AND SUBSIDIARY'S OBLIGATIONS. The obligations of Parent and Subsidiary as provided in Articles 1 and 2 herein shall be subject to each of the following conditions precedent, unless waived by
Parent:

            (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties by CAD and Shareholder in Article 4 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

            (ii) PERFORMANCE. CAD and Shareholder shall have performed and complied in all material respect with all agreements to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

            (iii) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Parent and its counsel, and Parent and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

            (iv) OPINION OF CAD'S COUNSEL. Parent shall have received from counsel of CAD, an opinion, dated the Closing Date, as to the matters set forth in Exhibit 5 to this Agreement.

            (v) AUDITOR'S COMFORT LETTER. Parent shall have received from Meisel Tuter & Lewis, CPAs, a letter relating to the independence of such firm and CAD's audited and unaudited financial statements included in the Registration Statement, which letter shall be reasonably satisfactory in form and substance to Parent and its counsel.

            (vi) RESIGNATIONS. CAD shall have delivered the resignations of each of its directors and officers.

            (vii) MATERIAL CHANGES; DUE DILIGENCE. Since the date of this Agreement, there shall not have been any material adverse change in the financial condition, business, assets or operations of CAD, taken as a whole, except as contemplated by this Agreement, the CAD Unaudited Financial Statements and the CAD Audited Financial Statements.

            (viii) COMPLIANCE CERTIFICATE. CAD shall have delivered to Parent the certificate of its president, chief executive officer or chief financial officer as to the matters set forth in Articles 4(a) and 4(b)(i) and (b)(ii) and 4(c) and 4(t) of this Agreement.

            (ix) LOCK-UP AGREEMENT. Shareholder shall have executed a lock-up agreement satisfactory to Parent and its counsel pursuant to which Shareholder will agree not to publicly sell any of the shares of ICC Common Stock issued to him in the Merger until twelve (12) months from the Closing Date.

            (x) WAIVER OF DISSENTERS RIGHTS. Shareholder shall waive his right to dissent in connection with the Merger.

                  (c) CONDITIONS PRECEDENT TO CAD'S AND SHAREHOLDER'S OBLIGATIONS. The obligation of CAD and Shareholder on the Closing Date as provided in Articles 1 and 2 hereof shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived by CAD and Shareholder:

            (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties by Parent and Subsidiary in Article 5 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

            (ii) PERFORMANCE. Parent and Subsidiary shall have performed and complied in all material respect with all agreements to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

            (iii) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CAD, Shareholder and their counsel, and CAD and Shareholder and their counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

            (iv) OPINION OF PARENT'S COUNSEL. CAD and Shareholder shall have received from counsel of Parent, an opinion, dated the Closing Date, as to the applicable matters set forth in Exhibit 6 to this Agreement.

            (v) MATERIAL CHANGES; DUE DILIGENCE. Since the date of this Agreement, there shall not have been any material adverse change in the consolidated financial condition, business, assets or operations of Parent and Subsidiary, taken as a whole, except as contemplated by this Agreement, the ICC Financial Statements and the ICC SEC Documents.

            (vi) COMPLIANCE CERTIFICATE. Parent shall have delivered to CAD and Shareholder the certificate of its president, chief executive officer or chief financial officer as to the matters set forth in Articles 5(a) and 5(b)(i) and
(b)(2) and 5(c) of this Agreement.

            (vii) ELECTION OF OFFICER OF PARENT AND DIRECTOR OF SURVIVING CORPORATION. Shareholder shall have been elected, as of the Effective Date, to serve as an Executive Vice President of Parent and as a Director of the Surviving Corporation.

            (viii) CONSUMMATION OF ACQUISITION. Parent shall have consummated the proposed acquisition of one-hundred percent (100%) of the outstanding capital stock of Cable Systems Technical Services Inc. prior to or at the Closing.

            (ix) SATISFACTION OF LOANS. Upon the Closing, Parent and Subsidiary shall have either: (i) paid in full the outstanding loans made by Richard Dvorin and First Union National Bank to CAD and Shareholder, respectively; but in no event shall the liability of Parent and Subsidiary for the payment of such loans exceed four-hundred-fifty-thousand dollars ($450,000.00); or (ii) obtained a release from both Richard Dvorin and First Union National Bank whereby each shall release Shareholder from all personal liability arising out of the respective loans.

                                    ARTICLE 8
                                    COVENANTS

            (a) COVENANTS OF CAD AND SHAREHOLDER. CAD and Shareholder covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CAD and Shareholder shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Parent:

            (i) shall not amend its Certificate of Incorporation or By-laws except as contemplated by this Agreement;

            (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any employment contract in effect on the date of this Agreement, except for the repayment of twenty-nine-thousand United States dollars (US$29,000.00) to Shareholder;

            (iii) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity (subject to the fiduciary duty of the directors of CAD);

            (iv) shall not sell, transfer, or otherwise dispose of any assets required for the operation of its business except in the ordinary course of business consistent with past practices;

            (v) shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of their assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement;

            (vi) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

            (vii) shall not declare or pay any dividends on or make any distribution of any kind with respect to their capital stock;

            (viii) shall maintain its facilities, assets and properties in reasonable repair, order and condition, reasonable wear and tear excepted, and to notify Parent immediately in the event of any material loss or damage to any of its material assets;

            (ix) shall maintain in full force and effect all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

            (x) shall seek to preserve its present employees, reputations and business organizations and their relationships with their clients and others having business dealings with it;

            (xi) shall not issue any additional shares of the capital stock or take any action affecting the capitalization of CAD;

            (xii) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to its business, operations or assets where such violation would have a Material Adverse Effect.

            (xiii) shall not grant any severance or termination pay to any of its directors, officers or any other employees, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement.

            (xiv) shall not, other than in the ordinary course of business, make or change any material election in respect of Taxes, or adopt or change any accounting method in respect of Taxes;

            (xv) shall not terminate or waive any right of substantial value other than in the ordinary course of business;

            (xvi) shall not enter into any material contract or commitment other than in the ordinary course of business;

         (b) TAX MATTERS. The Parties shall use their best efforts to comply with the provisions of Section 368 of the Internal Revenue Code of 1986.

         (c) EXECUTION OF EMPLOYMENT AGREEMENT. At or prior to the Closing, Parent shall execute the Employment Agreement described in Article 7(a)(ix).

         (d) ACKNOWLEDGMENT OF PARENT AND SUBSIDIARY OF CORPORATE STATUS OF CAD. Parent and Subsidiary agree and acknowledge that, CAD is and shall remain a S Corporation as defined by Section 1361 of the Internal Revenue Code and a cash basis taxpayer until the Closing and as of the Closing, the financial books and records of CAD will be closed and all of the income or losses attributable to CAD for the period up until the Closing will be allocated to Shareholder and CAD shall file both a Federal and state income tax return for the period ended on the date of Closing.

         (e) ASSIGNMENT OF ROYALTIES. Effective upon the Closing Date, CAD, Parent and Subsidiary hereby assign to Shareholder the right to receive all royalties or other payments heretofore or hereafter due and payable to CAD and Shareholder for work completed, up to and as of the date of the execution of this Agreement, by CAD and Shareholder for Sydson's, Inc. Saniquest, Inc. and Cygnus, Inc. CAD shall have no right or claim in or to any interest in Saniquest, Inc., said interest being the personal property of Shareholder. Any services hereafter performed by CAD for such companies shall be on a fee for service basis.

         (f) GOVERNMENTAL CONSENT. Parent and Subsidiary shall use its best efforts to obtain all necessary consents, approvals, orders and authorizations required by the Securities Act and/or the state securities commissions.

                                    ARTICLE 9
                                   TERMINATION

         (a) TERMINATION DUE TO CONDITIONS PRECEDENT.

            (i) Parent and Subsidiary may terminate this Agreement in the event that any of the conditions to closing set forth in Articles 7(a) or (b) to this Agreement shall not have been satisfied by November 30, 1999.

            (ii) CAD and Shareholder may terminate this Agreement in the event that any of the conditions to closing set forth in Articles 7(a) or (c) to this Agreement shall not have been satisfied by November 30, 1999.

            (b) TERMINATION BY MUTUAL CONSENT. At any time prior to the Closing, this Agreement may be terminated by the written consent of Parent, CAD and Shareholder.

            (c) TERMINATION BY CAD AND SHAREHOLDER. CAD and Shareholder may terminate this Agreement and the Merger will be unwound if Parent's proposed acquisition of Cable Systems Technical Services Inc. is not consummated within one-hundred-twenty (120) days of the Closing Date.

            (d) METHOD OF TERMINATION.

            (i) Parent may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to CAD and Shareholder in the event of a material breach by CAD or Shareholder or a failure by CAD or Shareholder to perform any material obligation on its part to be performed or a material breach by CAD or Shareholder of their representations and warranties contained in
Article 4 of this Agreement, and such breach or failure continues for a period of fifteen (15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, Parent may not terminate this Agreement, provided that CAD or Shareholder shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

            (ii) CAD or Shareholder may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to Parent in the event of a material breach by Parent or Subsidiary or a failure by Parent or Subsidiary to perform any material obligation on its part to be performed or a material breach by Parent or Subsidiary of its representations and warranties contained in Article 5 of this Agreement, and such breach or failure continues for a period of fifteen (15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, CAD or Shareholder may not terminate this Agreement, provided that Parent shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

                                   ARTICLE 10
                        CONFIDENTIALITY; NON-SOLICITATION

         (a) CONFIDENTIALITY. Parent and Subsidiary, on the one hand, and CAD and Shareholder on the other hand, will keep confidential all information and documents obtained from the other which is expressly marked as confidential (except for any information disclosed to the public pursuant to a press release authorized by the parties) and in the event the Closing does not occur will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (iii) the information is independently developed,
(iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving party when disclosed.

         (b) NON-SOLICITATION. During the period from the date of this Agreement until the consummation or termination of this Agreement or the Merger and, in the event of the termination of this Agreement or the Merger for any reason, during the two (2) year period following the date of such termination, neither Party shall, without the consent of the other Party, directly or indirectly (i) solicit the employment or engagement, as an employee or consultant, any restricted employee or encourage any restricted employee to leave the employment of the other Party or any subsidiary of the other Party or (ii) solicit the restricted clients, as hereinafter defined. A restricted employee shall mean any person who is employed by the other Party or any of its subsidiaries on the date of such termination or within six (6) months prior to the date of this Agreement. The restricted clients shall mean all clients of the other Party or any of its subsidiaries who were clients during the period from August 1, 1998 to the date of such termination.


                                   ARTICLE 11
                                 INDEMNIFICATION

         (a) INDEMNIFICATION.

            (i) INDEMNIFICATION. Shareholder hereby agrees to indemnify and hold harmless Parent and the Surviving Corporation, and Parent hereby agrees to indemnify and hold harmless the Shareholder, from and against all losses, liabilities, costs, damages, obligations, suits, proceedings, demands, judgments, claims and expenses, including reasonable attorneys' fees ("Damages"), incurred by the indemnified Party resulting from, arising out of, or connected with any damage or deficiency resulting from the material breach of any representation or warranty in this Agreement or any instrument furnished to the indemnified Party hereunder, any material misrepresentation or omission, material breach of warranty, material nonfulfillment of any agreement or covenant on the part of the indemnifying Party under this Agreement or from any misrepresentation in or omission from any certificate, document or other instrument furnished to the indemnified Party hereunder.

            (ii) NOTICE; CONTROL OF DEFENSE; PAYMENTS. If any event shall occur which may result in indemnification hereunder, the indemnified Party or Parties agree(s) to give the indemnifying Party or Parties prompt written notice thereof. If such event involves a claim by a third party, the indemnifying Party or Parties shall have the right at its or their sole expense to control and assume the defense of the matter giving rise to such indemnification with counsel reasonably satisfactory to the indemnified Party or Parties and to compromise or settle any such matter, provided that such compromise or settlement entirely and unconditionally releases the indemnified Party or Parties from all liability with respect thereto. If the indemnifying Party or Parties shall assume the defense of the indemnified Party or Parties, the indemnified Party or Parties shall have the right to participate in such defense but only at its or their own expense and the indemnifying Party or Parties shall not be obligated to pay the fees of counsel to the indemnified Party or Parties incurred after such assumption. If the indemnifying Party or Parties do not assume the defense of such matter within a reasonable time after notice thereof, the indemnified Party or Parties may defend, settle and/or compromise such matter for the account and the expense of the indemnifying Party or Parties. All amounts payable by any indemnitor as detailed in this Article 11 shall be paid in U.S. Dollars; PROVIDED, HOWEVER, that Shareholder may satisfy any obligation to make payments pursuant to this Article 11, in whole or in part, at Shareholder's option, by delivering to Parent in lieu of cash ICC Common Stock equal in value to such amounts payable under this Article 11. For purposes of this Article 11(a)(ii), the value of ICC Common Stock shall be calculated using the valuation of ICC Common Stock as of the Closing Date (the "Closing Date Valuation").

         (b) LIMITATIONS ON INDEMNIFICATION.

            (i) Neither Shareholder, on the one hand, nor the Surviving Corporation or Parent, on the other hand, shall be entitled to be indemnified pursuant to this Article 11 unless and until the aggregate of all Damages incurred by Shareholder, on the one hand, or the Surviving Corporation or Parent, on the other hand, exceeds twenty-five-thousand United States dollars (US$25,000.00).

            (ii) The maximum liability of Shareholder, on the one hand, or Parent and the Surviving Corporation, on the other hand, shall not exceed three-million United States dollars (US$3,000,000.00) in the aggregate.

            (iii) The obligations of the Parties pursuant to this Article 11 shall terminate after eighteen (18) months from the Closing Date (the "Termination Date"), and no Party shall be liable, following the Termination Date (except in connection with claims brought in good faith prior to the Termination Date), to indemnify or hold harmless another Party from or against any Damages arising from or in connection with this Agreement or any certificate, document or other instrument furnished hereunder, regardless of whether such Damages arise prior to the Termination Date.

                                   ARTICLE 12
                                  MISCELLANEOUS

            (a) EXPENSES. Parent shall bear its own costs incurred in negotiating this Agreement and consummating the transactions contemplated hereby. On the Closing Date or upon the termination of this Agreement, whichever is first to occur, Parent shall pay to CAD up to thirty- thousand United States dollars (US$30,000.00) of CAD's and Shareholder's expenses incurred in connection with the negotiation and execution of this Agreement and/or the consummation of the transactions contemplated hereby.

            (b) TERMINATION OF COVENANTS, REPRESENTATIONS, AND WARRANTIES. All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall survive the Closing for a period of two (2) years.

            (c) NOTICES. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or sent by an overnight courier service which obtains evidence of delivery to the Party and its counsel as follows:

        If to Parent and Subsidiary:     Internet Cable Corporation
                                         263 King Street, 2nd Floor
                                         Charleston, South Carolina 29401
                                         Attention: Timothy R. Karnes, President

        with a copy to:                  Gersten, Savage & Kaplowitz, LLP
                                         101 East 52nd Street, 9th Floor
                                         New York, New York 10022
                                         Attention: Christopher J. Kelly, Esq.

        If to CAD:                       Cad Consultants, Inc.
                                         322 Route 46W
                                         Parsippany, New Jersey 07054
                                         Attention: Craig Lerman, President

        with a copy to:                  Hellring Lindeman Goldstein & Siegal,
                                             LLP
                                         One Gateway Center
                                         Newark, New Jersey 07102-5386
                                         Attention: Judah I. Elstein, Esq.

        If to Shareholder:               Craig Lerman
                                         82 Ridge Drive
                                         Livingston, New Jersey 07039

        with a copy to:                  Hellring Lindeman Goldstein & Siegal,
                                             LLP
                                         One Gateway Center
                                         Newark, New Jersey 07102-5386
                                         Attention: Judah I. Elstein, Esq.

         (d) ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the documents and other agreements specifically referred to herein constitute the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, discussions and letters of intent with respect thereto. No amendment or modification of this Agreement and no waiver of any provision or condition hereof or granting of any consent contemplated hereby, shall be valid unless it is in writing, expressly refers to this Agreement and states that it is an amendment, modification or waiver and signed by all Parties, in the case of an amendment or modification, or the Party granting the waiver, in the case of a waiver. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same term or condition or any other term or condition of this Agreement on any future occasion.

         (e) SUCCESSORS AND ASSIGNS. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the Parties hereto; provided, that no Party may assign this Agreement or any of its rights under this Agreement without the written consent of the other Party.

         (f) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         (g) GOVERNING LAW AND SEVERABILITY. Except to the extent that New Jersey Law is mandatorily applicable to the Merger, this Agreement shall be governed by the laws of the State of New York as applied to agreements entered into and to be performed in such state. If any provision of this Agreement or any application thereof is held to be unenforceable, the remainder of the Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible, have the same economic effect as the provisions held unenforceable.

         (h) PUBLICITY. Except for disclosure required by law, the timing and content of any announcements and press releases made prior to the Closing concerning the transactions contemplated by this Agreement shall be determined by joint consultation of the Parties.

         (i) CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement.

         (j) SCHEDULES AND EXHIBITS. All of the schedules and exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.



                       {SIGNATURES ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, each Party executed this Agreement as of the date first above written.

                                         INTERNET CABLE CORPORATION


                                         By:____________________________
                                                  Timothy R. Karnes
                                                  President

                                         ICC ACQUISITION CORP.


                                         By:_____________________________
                                                  Timothy R. Karnes
                                                  President

                                         CAD CONSULTANTS, INC.


                                         By:___________________________
                                                  Craig Lerman
                                                  President



                                         By:____________________________
                                                  Craig Lerman, Individually

                                    EXHIBIT 1
                       CERTIFICATE OF MERGER - NEW JERSEY

                              CERTIFICATE OF MERGER

                                       OF

                              CAD CONSULTANTS, INC.
                            A NEW JERSEY CORPORATION

                                       AND

                              ICC ACQUISITION CORP.
                             A DELAWARE CORPORATION


         Pursuant to Section 14A:10-7 of the New Jersey Business Corporation Act, the undersigned corporations execute and accept the following Certificate of Merger:

         FIRST: A Plan of Merger (a copy of which is annexed hereto) was approved by the stockholders and directors of the undersigned corporations on November __, 1999 in the manner prescribed by the New Jersey Business Corporation Act and the General Corporation Law of Delaware.

         SECOND: As prescribed in the Plan of Merger, ICC Acquisition Corp., a Delaware Corporation, shall be merged with and into CAD Consultants, Inc., a New Jersey Corporation, and the surviving corporation shall be CAD Consultants, Inc., a New Jersey corporation.

         THIRD: As to each of the corporations, the only outstanding stock is common stock, the shares of which are entitled to vote for and against the Plan of Merger, in the amounts as follows:

         NAME OF CORPORATION                    SHARES OUTSTANDING
         -------------------                    ------------------
         ICC Acquisition Corp.                         1,000
         A Delaware Corporation

         CAD Consultants, Inc.                           100
         A New Jersey Corporation

         FOURTH: The total number of shares voted for and against the Plan of Merger are as follows:

         NAME OF CORPORATION                        COMMON STOCK VOTED
         -------------------                        ------------------
                                                    FOR           AGAINST
                                                    ---           -------

         ICC Acquisition Corp.                      1,000         0
         A Delaware Corporation

         CAD Consultants, Inc.                      100           0
         A New Jersey Corporation


         FIFTH: ICC Acquisition Corp., a Delaware Corporation, has complied with the applicable provisions of the laws of the State of Delaware.

         SIXTH: Pursuant to Section 14A:10-4.1(2) of the New Jersey Business Corporation Act, the Merger is to become effective upon the filing of this Certificate with the Secretary of State of New Jersey.

                                            ICC ACQUISITION CORP.
                                            A Delaware Corporation


                                            By:____________________________
                                               Timothy R. Karnes, President


                                            CAD CONSULTANTS, INC.
                                            A New Jersey Corporation


                                            By:____________________________
                                               Craig Lerman, President


Dated: November _____, 1999

                                 PLAN OF MERGER
                                 --------------


         FIRST: ICC Acquisition Corp., a corporation organized under the laws of the State of Delaware, shall merge with and into CAD Consultants, Inc., Inc., a corporation organized under the laws of the State of New Jersey. Upon the effective date of the merger, CAD Consultants, Inc., Inc. shall be the surviving corporation, which shall continue to exist pursuant to the provisions of the New Jersey Business Corporation Act. The separate existence of ICC Acquisition Corp. shall cease upon said effective date.

         SECOND: Upon the effective date of the merger, all of the issued and outstanding shares of ICC Acquisition Corp. shall be canceled and each share of common stock of CAD Consultants, Inc., the surviving corporation, shall remain in full force and effect.

         THIRD: The Certificate of Incorporation of CAD Consultants, Inc. shall be the Certificate of Incorporation of the corporation surviving the merger, except that Article Third of the Certificate of Incorporation of CAD Consultants, Inc. shall be amended to read as follows:

                  "THIRD: The total number of shares of capital stock which this corporation is authorized to issue is 1,000 shares, all of which shall be shares of Common Stock and shall have a par value of $.01 per share."

         FOURTH: The By-Laws of CAD Consultants, Inc. shall be the By-Laws of the corporation surviving the merger.

         FIFTH: The officers of each corporation party to the merger shall be and hereby are authorized to do all acts and things necessary and proper to effect the merger.

                                    EXHIBIT 2
                        CERTIFICATE OF MERGER - DELAWARE

                              CERTIFICATE OF MERGER

                                       OF

                              ICC ACQUISITION CORP.

                                       AND

                              CAD CONSULTANTS, INC.


         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are:

            (a) ICC Acquisition Corp., which is incorporated under the laws of the State of Delaware ("ICC"); and

            (b) CAD Consultants, Inc., which is incorporated under the laws of the State of New Jersey ("CAD").

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the Delaware General Corporation Law, to wit, by ICC in the same manner as is provided in Section 251 of the Delaware General Corporation Law and by CAD in accordance with the laws of the State of New Jersey.

         3. The surviving corporation in the merger herein certified is CAD, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of New Jersey.

         4. The Amended Certificate of Incorporation of CAD is to be amended and in the form attached as EXHIBIT A hereto.

         5. An executed copy of the Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows: CAD Consultants, c/o Internet Cable Corporation, 263 King Street, 2nd Floor, Charleston, South Carolina 29401.

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any shareholder of each of the aforesaid constituent corporations.

         7. The aforesaid surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of ICC, as well as for enforcement of any obligation of said surviving corporation arising from the merger herein certified, including any suit or other proceeding to enforce the right, if any, of any shareholder of ICC as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware.

Executed this ___ day of November, 1999.

                                         ICC ACQUISITION CORP.,
                                         a Delaware corporation


                                         By:  _________________________
                                                 Timothy R. Karnes
                                                 President


                                         CAD CONSULTANTS, INC.,
                                          a New Jersey corporation


                                         By:  _________________________
                                                 Craig Lerman
                                                 President

                                    EXHIBIT 3
           LIST OF OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

OFFICERS:
--------
Timothy R. Karnes - President
J. Robert Jones - Secretary and Chief Technical Officer
Lisa B. Safford - Treasurer


DIRECTORS:
---------
Timothy R. Karnes - Chairman
Craig Lerman - Director
Lisa B. Safford - Director
J. Robert Jones - Director

                                    EXHIBIT 4
           FORM OF EMPLOYMENT AGREEMENT BETWEEN PARENT AND SHAREHOLDER

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into, as of this 8th day of October 1999, by and between Craig Lerman an individual resident of the State of New Jersey ("Employee"), and Internet Cable Corporation, a Nevada corporation ("Employer") with its principal place of business at 263 King Street, Second Floor, Charleston, South Carolina 29401.

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1.        EMPLOYMENT.
                  ---------         ----------

         Subject to the terms hereof, Employer hereby employs Employee, and Employee hereby accepts such employment. Employee will serve in the capacity of President - CAD Division of Employer and will have duties and responsibilities customarily assigned to a person with such title. Employee hereby agrees that, throughout his period of employment, he shall devote his business time, attention, knowledge and skills, diligently in the furtherance of the business of the Employer and of its subsidiaries and affiliates, shall perform his duties consistent with his position with Employer and shall observe and carry out such rules and regulations, policies and directions as Employer may from time to time establish to the extent consistent herewith. During the term of this Agreement, Employee shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Employer.

                  SECTION 2.        TERM OF EMPLOYMENT.
                  ---------         ------------------

         2.1 The term of Employee's employment hereunder (the "Initial Term") shall be from the date of the execution hereof and expire at the earlier of (a) the third anniversary of the date of this Agreement or (b) the occurrence of any of the following events:

         (i) The death or total disability of (i) Employee (total disability meaning the failure to substantially perform his normal required services hereunder for a period of six (6) consecutive months during any consecutive twelve (12) month period during the term hereof, as determined by an independent medical doctor jointly chosen by the Employee and the Employer, by reason of mental or physical disability; or

         (ii) The termination by Employer of Employee's employment hereunder, upon seven (7) days prior written notice to Employee, which termination shall be for "Cause", as determined by the Board of Directors of Employer in accordance with the terms hereof. For purposes of this Agreement, "Cause" for termination of Employee's employment shall exist (V) if Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement with regard to Employer, (W) if Employee has engaged in a dishonest act to the material damage or prejudice of Employer or an affiliate of Employer, or in conduct or activities materially damaging to the property, business, or reputation of Employer or an affiliate of Employer, (X) if Employee violates any of the provisions contained in Section 4 of this Agreement, after receiving thirty (30) days written notice from Employer specifically outlining the alleged violations by the Employee of Section 4 hereof and Employee has not cured the alleged violations within thirty (30) days of receipt of written notice by the Employer; (Y) Employee willfully breaches or habitually neglects the duties he is required to perform hereunder, or performs such duties in a negligent manner, after receiving thirty (30) days written notice from Employer specifically outlining the violations of this Section and Employee has not cured the alleged violations of this Section within thirty (30) days of receipt of written notice by Employer.

         (iii) If Employer shall not have consummated the proposed merger withCAD Consultants, Inc. by November 30, 1999.


         2.2 SUCCESSIVE TERMS. After the Initial Term, this Agreement shall continue upon a year-to-year basis (the "Successive Terms"; together with the Initial Term, the "Term") unless terminated by either the Employer or the Employee upon ninety (90) days written notice to the other prior to the end of the Initial Term or the then Successive Term.

                  SECTION 3.        COMPENSATION.
                  ---------         ------------

         3.1 TERM OF EMPLOYMENT. Employer will provide Employee with the following salary, expense reimbursement and additional employee benefits during the term of employment hereunder:

         (a) SALARY. During the Initial Term, Employee will be paid a salary (the "Salary"), that shall be no less than two-hundred-thousand United States dollars (US$200,000.00) per annum, less deductions and withholdings required by applicable law. Thereafter, and during the Successive Terms, Employee will be paid a salary (the "Successive Terms Salary") determined in good faith negotiations between Employer and Employee. The Salary and Successive Terms Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated).

         (b) DISCRETIONARY BONUS. The Board of Directors may, from time to time, award the Employee a discretionary bonus based upon such factors as the Board deems appropriate. The Employee shall have no entitlement to such a discretionary bonus until and unless so awarded by the Board.

         (c) VACATION. Employee shall be entitled to receive four (4) weeks paid vacation during each year of employment upon dates agreed upon by Employer.

         (c) EXPENSES. Employer shall reimburse Employee within thirty (30) days of its receipt of a reimbursement report with supporting receipts from the Employee, for all reasonable and necessary expenses incurred by Employee at the request of and on behalf of Employer.

         (d) BENEFIT PLANS. Employee shall have the option of participating in such medical, dental, disability, hospitalization, life insurance, stock option and other benefit plans (such as pension and profit sharing plans) as Employer maintains from time to time for the benefit of other full-time employees of Employer, on the terms and subject to the conditions set forth in such plans.

         (e) STOCK COMPENSATION. Upon the execution hereof, Employer shall issue to Employee a qualified statutory incentive plan option pursuant to the 1999 Stock Option Plan of Employer to purchase one-hundred-fifty-five-thousand (155,000) shares of Employer's common stock at an exercise price of five United States dollars fifty cents (US$5.50) per share, pursuant to the Incentive Stock Option Agreement annexed hereto. The term of such option shall be for a period of five (5) years from the execution of this Agreement. The option shall vest according to the following schedule: (i) thirty-eight- thousand-seven-hundred-fifty (38,750) shares upon the first anniversary of the date of this Agreement; (ii) thirty-eight-thousand-seven-hundred-fifty (38,750) shares upon the second anniversary of the date of this Agreement; and (iii) seventy-seven-thousand-five-hundred (77,500) shares upon the third anniversary of the date of this Agreement.

         (f) AUTOMOBILE ALLOWANCE. During the Term Employer shall pay Employee seven-hundred United States dollars (US$700.00) per month as an allowance for the use of Employee's automobile. In lieu of such allowance, Employer may furnish, or lease, an automobile mutually acceptable to both Employer and Employee for Employee's use. Employer shall pay all expenses charged to Employee in connection with Employee's return of a leased automobile.

         3.2 EFFECT OF TERMINATION. Upon the termination of the employment of Employee hereunder for Cause, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination. Upon the termination of this Agreement during the first thirty (30) months of the Initial Term or the then Successive Term, as the case may be, for any reason other than for Cause, Employee shall be entitled to receive all compensation and benefits provided in Section 3.1 through the end of the Initial Term or the then Successive Term, as the case may be. Upon the termination of this Agreement during the last six (6) months of the Initial Term or the then Successive Term, as the case may be, for any reason other than for Cause, Employee shall be entitled to receive all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination plus an amount equal to six (6) months Salary. Upon the termination of the employment of Employee pursuant to Section 2.1(iii) of this Agreement, Employee shall be obligated to repay to Employer all compensation and benefits earned under
Section 3.1 as of the effective date of termination.

                  SECTION 4.        NONSOLICITATION.
                  ---------         ---------------

         4.1 DEFINITIONS. For the purposes of this Section 4, the following definitions shall apply.

         (a) "Confidential Information" means any confidential, proprietary business information or data belonging to or pertaining to Employer that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Employer's customers or actively sought prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by Employee as a result of his employment with Employer.

         (b) "Customer" means actual customers or actively sought prospective customers of Employer.

         (c) "Trade Secrets" means information or data of or about Employer, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning or Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.

         (d) "Work Product" means any and all work product property, data documentation or information of any kind prepared, conceived, discovered, developed or created by Employee for Employer or its affiliates' clients or customers for utilization in Employer's business, not generally known by or not readily ascertainable by proper means by other persons who can obtain economic value from their disclosure or use.

         4.2 TRADE NAME AND CONFIDENTIAL INFORMATION.

         (a) Employee hereby agrees that a all times during the Term and thereafter:

         (i) Employee shall not, directly or by assisting others own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of Employer or name confusingly similar thereto, without the prior written consent of Employer;

         (ii) Employee shall hold i confidence all Trade Secrets and all Confidential Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information, without the prior written consent of Employer; and

         (iii) During the Term Employee shall immediately notify Employer of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware, Employee shall assist Employer, to the extent necessary, in the procurement or any protection of Employer's rights to or in any o the Trade Secrets or Confidential Information.

         (b) Upon the request of Employer, Employee shall deliver to Employer all memoranda, notes, records, manuals and other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee's services hereunder or Employer's business or containing Trade Secrets or Confidential Information, whether made or complied by Employee or furnished to Employee from another source by virtue of Employee's employment with Employer.

         (c) To the greatest extent possible, all Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. Section 101 ET SEQ., as amended) and owned exclusively by Employer. Employee hereby unconditionally and irrevocably transfers and assigns to Employer all rights, title and interest Employee may have in or to any and all Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights arising out of the Work Product. Employee agrees to execute and deliver to Employer any transfers, assignments, documents or other instruments which Employer may deem necessary or appropriate to vest complete title and ownership of any and all such Work Product, and all rights therein, exclusively in Employer.

         4.3 NONSOLICITATION AND NONCOMPETE. Employee hereby agrees that Employee will not, during the Term and for a period of one (1) year following the Term, either directly or indirectly, alone or in conjunction with any other party:

         (a) solicit, divert or appropriat or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; or

         (b) solicit or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier or any shareholder of Employer or other personnel of Employer or any of its affiliates or subsidiaries to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer; or

         (c) engage in, as owner, stockholder, employee, partner, agent, representative or otherwise, or have an interest in (except for ownership of publicly trade securities representing not more than five percent (5%) of the outstanding voting shares), any business, firm, corporation or other entity in direct competition with the business of Employer. Notwithstanding the foregoing, upon the conclusion of the Initial Term or any Successive Term, if this Agreement is not renewed for a Successive Term upon terms mutually acceptable to Employee and Employer, Employee may be engaged solely as an employee or consultant in any business, firm, corporation or other entity in direct competition with the business of Employer.

         Nothing contained in this Section 4 shall prohibit Employee from acquiring not more than five percent (5%) of any competitor of Employer whose common stock is publicly traded on a national securities exchange or in the over-the-counter market or from acquiring any percentage of any company which is non-competitive with Employer.

                  SECTION 5.        MISCELLANEOUS.
                  ---------         -------------

         5.1 SEVERABILITY. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and Employer. Any claim that Employee may have against Employer shall not constitute a defense to enforcement by Employer of this Agreement.

         5.2 SURVIVAL OF OBLIGATIONS. The covenants in Section 4 of this Agreement shall survive termination of Employee's employment for the period set forth therein.

         5.3 NOTICES. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

         EMPLOYER:                  Internet Cable Corporation
         --------
                                    263 King Street, Second Floor
                                    Charleston, South Carolina 29401
                                    Telephone:  (843) 722-8007
                                    Facsimile:  (843) 873-4594
                                    Attention:   Timothy R. Karnes, President

         WITH A
         COPY TO:                   Gersten, Savage & Kaplowitz, LLP
         -------
                                    101 East 52nd Street
                                    New York, New York 10022
                                    Telephone:   (212) 752-9700
                                    Facsimile:   (212) 813-9768
                                    Attention:    Christopher J. Kelly, Esq.

         EMPLOYEE:                  Craig Lerman
         --------
                                    82 Ridge Drive
                                    Livingston, New Jersey 07039
                                    Telephone: (973) 994-7310

         WITH A
         COPY TO:                   Hellring Lindeman Goldstein & Siegal, LLP
         -------
                                    One Gateway Center
                                    Newark, New Jersey 07102-5386
                                    Telephone:   (973) 621-9020
                                    Facsimile:   (973) 621-7406
                                    Attention:    Judah I. Elstein, Esq.

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

         5.4 BINDING EFFECT. This Agreement inures to the benefit of, and is binding upon, Employer and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

         5.5 ENTIRE AGREEMENT. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes and terminates all prior employment and compensation agreements, arrangements and understandings between or among Employer and Employee. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

         5.6 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of New York. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision.

         5.7 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.8 SPECIFIC PERFORMANCE. Each party hereto hereby agrees that any remedy at law for any breach of the provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

         5.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        INTERNET CABLE CORPORATION


                                        By:__________________________
                                        Name:  Timothy R. Karnes
                                        Title: President



                                        By:___________________________
                                                 Craig Lerman

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SECURITIES REPRESENTED HEREBY MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED NOR MAY THE SHARES BE ISSUED UPON EXERCISE UNLESS SUCH SECURITIES AND SHARES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SALE, TRANSFER, PLEDGE OR ISSUANCE IS EXEMPT FROM REGISTRATION.


                           INTERNET CABLE CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT



         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made as of the 8th day of October 1999 by and between Internet Cable Corporation, a Nevada corporation (the "Company"), and Craig Lerman ("Optionee").

                                  R E C I T A L

         Pursuant to the 1999 Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

         1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, One-Hundred-Fifty-Five-Thousand (155,000) shares of Common Stock of the Company ("Shares") at the price of $5.50 per share.

         2. Term. This Option shall expire on the day before the fifth anniversary (fifth anniversary if Optionee owns more than 10% of the voting stock of the Company or an Affiliate of the Company on the date of this Agreement) of the date hereof (the "Expiration Date") unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

         3. Shares Subject to Exercise. Shares subject to exercise shall be 25% of such Shares on and after the first anniversary of the date hereof, 25% of such Shares on and after the second anniversary of the date hereof and 50% of such Shares on and after the third anniversary of the date hereof. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, or its Affiliate, subject, however, to the provisions of Paragraph 6 hereof.

         4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

            (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

            (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company's Common Stock owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

         5. Tax Withholding. In the event that this Option shall lose its qualification as an incentive stock option, as a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

         6. Exercise on Termination of Employment. If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. In the event this Option is treated as a nonqualified stock option, then and to that extent, "employment" would include service as a director or as a consultant. For purposes of this Paragraph 6, Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

         7. Nontransferability. This Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

         8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

         9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

         10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and
6.3 of the Plan.

         11. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

         12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

         13. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Treasurer (as the case may be).

         14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of Shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing,

Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

                          [SIGNATURE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         INTERNET CABLE CORPORATION



                                         By :  _______________________
                                         Name: Timothy R. Karnes
                                         Title:President

                                    EXHIBIT 5
                            OPINION OF CAD'S COUNSEL



                                 November , 1999





Internet Cable Corporation
[Address]


Gentlemen:

         We have acted as counsel to CAD Consultants, Inc., a New Jersey corporation ("CAD"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger dated as of September __, 1999 ("Merger Agreement") by and among Internet Cable Corporation, a Nevada corporation, ICC Acquisition Corp., a Delaware corporation (together "ICC"), CAD and CAD's sole shareholder Craig Lerman ("Shareholder"). This opinion is rendered to you pursuant to Article 7(b)(iv) of the Merger Agreement.

         In connection with this opinion, we have examined and are familiar with the Merger Agreement and the documents delivered pursuant thereto and have taken such additional steps and reviewed such additional documents and matters as we may have deemed necessary in order to render our opinion.

         The opinions set forth below are subject to the following qualifications:

         (a) We have assumed the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

         (b) We have assumed that ICC has all requisite power and authority and has taken all necessary corporate action to execute, deliver and perform the Merger Agreement and the Merger Certificate and all documents and agreements executed in connection therewith to which ICC is a party and to effect the transactions contemplated thereby and that performance by ICC of the Merger

Agreement and such other documents will not violate applicable law and is the binding obligation of ICC.

         (c) We have assumed the due execution and delivery for value of the Merger Agreement by ICC and each of the other documents delivered in connection therewith by the parties thereto.

         (d) We have relied (to the extent we have no contrary knowledge), without investigation, as to matters of fact upon certificates furnished by officers or the representatives of CAD whose positions and authority would reasonably require them to have knowledge of the facts verified, and/or upon certificates, affidavits, oaths and declarations of public officials (and in this regard have assumed that any such certificate, affidavit, oath or declaration given or dated earlier than the date of this opinion letter has remained accurate as far as is relevant to the opinions set forth herein, from such earlier date to the date hereof) and/or upon search reports by recognized search companies.

         (e) We have not made a special examination of any law other than the corporate law of the State of New Jersey, and the federal law of the United States. We particularly state that we are not admitted to practice in the States of Nevada and Delaware and have no expertise in the corporate law of the States of Nevada and Delaware. Accordingly, in connection with the rendering of this opinion, we express no opinion as to the laws of any state, or as to any matter subject to such laws, other than the corporate law of the State of New Jersey and the federal law of the United States. We also do not render any opinion as to the applicability of antitrust laws.

         (f) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

         (g) The opinions expressed herein are subject to the qualifications that the enforceability of the documents may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and by the application of equitable principles whether in a suit at law or in equity.

         (h) For the purposes of this opinion, the phrase "to our knowledge", or similar phrase, means the conscious awareness of facts by the attorneys in our office who have rendered substantive legal services to CAD in connection with the transactions contemplated in the Merger Agreement.


         Based upon and subject to the foregoing and to the other limitations and qualifications set forth herein, we are of the opinion that:

3. CAD (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; and (b) to our knowledge, based upon a certificate of an officer of CAD, is duly qualified as foreign corporation to do or transact business in, and is in good standing under the laws of, each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for jurisdictions in which failure by it to so qualify would not have a material adverse effect on its business or operations.

4. CAD has the requisite power and authority: (a) to own or lease and to operate its properties and to conduct its business as currently operated and conducted; and (b) to execute, deliver and enter into, to incur and perform its obligations under the Merger Agreement to which it is a party or signatory.

5. The Merger Agreement to which CAD is a party or signatory, the transactions provided for therein and CAD's execution, delivery and entry into, incurrence and performance of its obligations under the Merger Agreement: (a) have been duly and validly authorized and approved by all necessary corporate and shareholder action; (b) do not and will not violate, conflict with or result in a violation or breach of, accelerate any performance required by CAD under, or create or impose any lien, security interest or other encumbrance on CAD's properties or assets by reason of the terms of (i) its Certificates of Incorporation or Bylaws; (ii) any law, rule or regulation of any governmental authority applicable to any of or by or to which CAD or its properties are bound or subject; or (iii) to the best of our knowledge, based upon a certificate of an officer of CAD, any order, writ, judgment, injunction or decree of any court or any other governmental authority, or any indenture, mortgage, deed of trust, lease, security agreement or any other instrument or agreement to which CAD is a party or subject or by which CAD or its properties are bound, except for the replacement Promissory Note described in Schedule 4(e) to the Merger Agreement; and (c) do not and will not require any consent, license, authorization, waiver, approval, withholding of disapproval, filing with any court, governmental authority or other Person not already obtained or filed as of the date hereof.

6. To our knowledge, based upon a certificate of an officer of CAD, as of the date hereof, CAD's (i) authorized capital stock, (ii) issued capital stock, (iii) outstanding capital stock, (iv) par value per share, and (v) the beneficial ownership of said outstanding shares, are as set forth in Article 4(b)(i) to the Merger Agreement.

7. Upon the filing and acceptance of the Certificates of Merger by the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey, the Merger shall be effected.

         The opinions expressed herein are furnished for your benefit, and they may not be relied upon by, quoted from or delivered to any other person other than your legal counsel in this matter without our prior written consent. This opinion speaks only as to the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we assumed no obligation to update or supplement this opinion.

                                Very truly yours,

                                HELLRING LINDEMAN GOLDSTEIN & SIEGAL LLP

                                    EXHIBIT 6
                           OPINION OF PARENT'S COUNSEL


                                                               November___, 1999


Craig Lerman, President
CAD Consultants, Inc.
322 Route 46W
Parsippany, New Jersey 07054


Dear Mr Lerman:

         We have acted as counsel to both Internet Cable Corporation, a Nevada corporation ("ICC") and ICC Acquisition Corp., a Delaware corporation ("IAC") (ICC and IAC are collectively referred to as the "Companies"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger dated as of October 8, 1999 ("Merger Agreement") by and among the Companies, CAD Consulting, Inc., a New Jersey corporation ("CAD") and CAD's sole shareholder, Craig Lerman ("Shareholder"). This opinion is rendered to you pursuant to
Article 7(c)(iv) of the Merger Agreement. Capitalized terms used herein and not otherwise defined will have the respective meanings ascribed to them in the Merger Agreement.

         In connection with this opinion, we have examined and are familiar with the Merger Agreement and the documents delivered pursuant thereto and have taken such additional steps and reviewed such additional documents and matters as we may have deemed necessary in order to render our opinion.

         The opinions set forth below are subject to the following qualifications:

         (a) We have assumed the genuineness of all signatures, the legal capacity and competency of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all such documents. We have also assumed the accuracy of the factual matters contained in the documents we have examined.

         (b) We have assumed that CAD has all requisite power and authority and has taken all necessary corporate action to execute, deliver and perform the Merger Agreement and the Merger Certificate and all documents and agreements executed in connection therewith to which CAD is a party and to effect the transactions contemplated thereby and that performance by CAD of the

Merger Agreement and such other documents will not violate applicable law and is the binding obligation of CAD.

         (c) We have assumed the due execution and delivery for value of the Merger Agreement by CAD and each of the other documents delivered in connection therewith by the parties thereto.

         (d) We have relied (to the extent we have no contrary knowledge), without investigation, as to matters of fact upon certificates furnished by officers or the representatives of the Companies whose positions and authority would reasonably require them to have knowledge of the facts verified, and/or upon certificates, affidavits, oaths and declarations of public officials (and in this regard have assumed that any such certificate, affidavit, oath or declaration given or dated earlier than the date of this opinion letter has remained accurate as far as is relevant to the opinions set forth herein, from such earlier date to the date hereof) and/or upon search reports by recognized search companies.

         (e) We have not made a special examination of any law other than the corporate law of the State of New Jersey, the corporate law of the State of Delaware, the corporate law of the State of Nevada, and the federal law of the United States. We particularly state that we are not admitted to practice in the States of Nevada and New Jersey and have no expertise in the corporate law of the States of Nevada and New Jersey. Accordingly, in connection with the rendering of this opinion, we express no opinion as to the laws of any state, or as to any matter subject to such laws, other than the corporate law of the State of Delaware and the federal law of the United States. We also do not render any opinion as to the applicability of antitrust laws.

         (f) Our opinion is limited to matters expressly set forth herein and no opinion is to be implied or inferred beyond the matters expressly so stated.

         (g) The opinions expressed herein are subject to the qualifications that the enforceability of the documents may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and by the application of equitable principles whether in a suit at law or in equity.

         (h) For the purposes of this opinion, the phrase "to our knowledge", or similar phrase, means the conscious awareness of facts by the attorneys in our office who have rendered substantive legal services to the Companies in connection with the transactions contemplated in the Merger Agreement.

         Based upon and subject to the foregoing and to the other limitations and qualifications set forth herein, we are of the opinion that:

         1. The Companies: (a) are corporations duly organized, validly existing and in good standing under the laws of the States of Nevada and Delaware; and
(b) are duly qualified as foreign corporations to do or transact business in, and are in good standing under the laws of, each jurisdiction in which the ownership or lease of their respective properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which failure by them to so qualify would not have a material adverse effect on their businesses or operations.

         2. The Companies have the requisite power and authority: (a) to own or lease and pledge or grant a security interest in their assets and properties and to operate their properties and to conduct their businesses as currently operated and conducted; and (b) to execute, deliver and enter into, to incur and perform their respective obligations under the Merger Agreement to which they are a party or signatory.

         3. The Merger Agreement to which The Companies are a party or signatory, the transactions provided for therein and the Companies' execution, delivery and entry into, incurrence and performance of each of their respective obligations under the Merger Agreement to which they are a party or signatory:
(a) have been duly and validly authorized and approved by all necessary corporate action; (b) do not and will not violate, conflict with or result in a violation or breach of, accelerate any performance required by the Companies under, or create or impose any lien, security interest or other encumbrance on the Companies' properties or assets by reason of the terms of (i) their Certificates of Incorporation or Bylaws; (ii) any law, rule or regulation of any governmental authority applicable to any of or by or to which the Companies or their properties are bound or subject; or (iii) to the best of our knowledge, after due inquiry, any order, writ, judgment, injunction or decree of any court or any other governmental authority, or any indenture, mortgage, deed of trust, lease, security agreement or any other instrument or agreement to which the Companies are a party or subject or by which the Companies or their properties are bound; and (c) do not and will not require any consent, license, authorization, waiver, approval, withholding of disapproval, filing with any court, governmental authority or other Person not already obtained or filed as of the date hereof.

         4. As of the date hereof, the Companies' (i) authorized capital stock,
(ii) issued capital stock, (iii) outstanding capital stock, (iv) par value per share, and (v) the beneficial ownership of said outstanding shares, solely based on our review of the corporate records of the Companies, are as set forth in
Article 5(b)(i) and (ii) to the Merger Agreement.

         5. Upon the filing and acceptance of the Certificates of Merger by the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey, the Merger shall be effected.

         The opinions expressed herein are furnished for your benefit, and they may not be relied upon by, quoted from or delivered to any other person other than your legal counsel in this matter without our prior written consent. This opinion speaks only as to the date hereof and is limited to present statutes, laws and regulations and to the facts as they currently exist, and we assumed no obligation to update or supplement this opinion.


                                         Very truly yours,

                                         GERSTEN, SAVAGE & KAPLOWITZ, LLP



                                         By:_________________________________

                                    EXHIBIT 7
                              PARENT'S FORM 10-KSB

                                  SCHEDULE 4(E)
  CAD - EXCEPTIONS TO GENERAL FINANCIAL POSITION; LIST OF MATERIAL LIABILITIES

1.   Employment Agreement with Ronald Dobrzynski dated
                                                      -------------------------.

2. Lease dated February 8, 1995 with Dubrow Management Corp. Relating to premises located at 322 Route 46 West, Parsippany, New Jersey, as amended by First Modification and Extension of Lease dated February 20, 1998.

3. Replacement Promissory Note dated as of August 1, 1999 in favor of Richard Dvorin in the principal amount of $366,700.
















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                                  SCHEDULE 4(F)
                         CAD - LIST OF LEGAL PROCEEDINGS

None.

                                  SCHEDULE 4(G)
                   CAD - LIST OF INTERESTED PARTY TRANSACTIONS


CAD is indebted to Craig Lerman, officer, director and shareholder of CAD, in the aggregate amount of approximately $441,700 as of August 1, 1999.

                                  SCHEDULE 4(H)
                        CAD - TITLE TO PROPERTY AND LIENS

Pursuant to a certain Security Agreement dated as of August 1, 1999 (a copy of which has been furnished to Parent), Richard Dvorin has been granted a security interest in substantially all of the assets of CAD, and in all of the CAD stock owned by Craig Lerman.

                                  SCHEDULE 4(I)
                        CAD - LIST OF MATERIAL CONTRACTS


1.   See agreements / instruments disclosed on Schedule 4 (e).

2. Letter Agreement dated November 2, 1995 with Cygnus, Inc. regarding Bidet Toilet Seat project.

3.   Representative Agreement dated August 11, 1994 with DC Technologies Inc.

4.   Representation Agreement with Siber Sales.

                                  SCHEDULE 4(P)
                       CAD - LIST OF EMPLOYMENT AGREEMENT

See Item 1 on Schedule 4(e).

                                  SCHEDULE 5(H)
          PARENT AND SUBSIDIARY - LIST OF INTERESTED PARTY TRANSACTIONS

The following is a list and a brief description of the Interested Party Transactions of Parent:

         1. Michael L. Jones, a former Director of the Parent, is the Chief Executive Officer and a forty-five percent (45%) stockholder of Carolina Communications Networks, Inc. ("CCN"). Parent has entered into an agreement with CCN pursuant to which CCN acts as Parent's independent marketing agent for Parent's excess bandwidth in Charleston and Columbia, South Carolina. The agreement was entered into before Mr. Jones became a Director of Parent.

         2. On July 12, 1999, Timothy R. Karnes, Parent's President, loaned ten-thousand United States dollars (US$25,000.00) to Parent. In consideration of such loan, Parent issued a promissory note to Mr. Karnes pursuant to which Mr. Karnes will be paid ten percent (10%) simple interest.

         3. On July 12, 1999, Hovey Aiken, III, a former Director of Parent, loaned ninety- thousand United States dollars (US$90,000.00) to Parent. In consideration of such loan, Parent issued a promissory note pursuant to which Mr. Aiken will be paid ten percent (10%) simple interest. There are no Interested Party Transactions involving Subsidiary.

                                  SCHEDULE 5(I)
               PARENT AND SUBSIDIARY - TITLE TO PROPERTY AND LIENS

Neither Parent nor Subsidiary owns any real property . Parent has title to all of its computer equipment. There are no outstanding liens on the property of Parent or Subsidiary.

Parent leases office space at 263 King Street, 2nd Floor, Charleston, South Carolina pursuant to a three (3) year lease. Such lease was entered into on October 28, 1998 and expires on November 30, 2000. Parent pays monthly rent of two-thousand United States dollars (US$2,000.00) per month.

                                  SCHEDULE 5(J)
               PARENT AND SUBSIDIARY - LIST OF MATERIAL CONTRACTS

1. LEASE: Parent leases office space at 263 King Street, 2nd Floor, Charleston, South Carolina pursuant to a three (3) year lease. Such lease was entered into on October 28, 1998 and expires on November 30, 2000. Parent pays monthly rent of two-thousand United States dollars (US$2,000.00) per month

2. CABLE SYSTEMS TECHNICAL SERVICES, INC.: On July 8, 1999, Parent entered into a share purchase agreement with all of the stockholders of Cable Systems Technical Services, Inc., an Ontario corporation ("TSI"). The share purchase agreement provides for the acquisition by Parent of all of the outstanding shares of common stock of TSI, with the result that TSI will become a wholly-owned subsidiary of Parent. The price for the shares of TSI common stock is three-million- nine-hundred-thousand United States dollars (US$3,900,000.00) and seventy-five-thousand (75,000) common stock purchase options exercisable at a price of two United States dollars fifty cents (US$2.50) per share for a period of two (2) years.

3. US CABLE OF COASTAL-TEXAS, L.P.: On November 21, 1997 Parent entered into a revenue sharing agreement with US Cable Coastal-Texas, L.P. doing business as US Cable Coastal Properties, Inc. ("US Cable") whereby Parent will provide its Internet access service to US Cable's cable system which serves the Wild Dunes residential community in the Charleston, South Carolina metropolitan area.

4. LEASE: Parent leases office space at 263 King Street, 2nd Floor, Charleston, South Carolina pursuant to a three (3) year lease. Such lease was entered into on October 28, 1998 and expires on November 30, 2000. Parent pays monthly rent of two-thousand United States dollars (US$2,000.00) per month.

5. SHANGRI-LA VACATION & EXCHANGE: On March 24, 1999, Parent entered into an agreement with Shangri-La Vacation & Exchange pursuant to which Parent will provide high-speed Internet access via cable modem to up to sixty-five (65) hotels and resorts throughout China.

6. INTERMARK ASSOCIATES V, LLC: On February 5, 1999, Parent and Intermark Associates V, LLC ("Intermark") entered into a ten (10) year agreement pursuant to which Parent will install, own and operate a cable television plant, provide a Point of Presence, as well as, other broadband services at the Keswick Apartment located in Columbia, South Carolina. Parent is permitted to charge cable television fees competitive with Time Warner Cable, in addition to access fees. Parent is obligated to pay Intermark ten percent (10%) of the gross revenues generated under the agreement.

                                  SCHEDULE 5(Q)
              PARENT AND SUBSIDIARY - LIST OF EMPLOYMENT AGREEMENTS

Parent and Subsidiary are not party to any employment agreements.



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